SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

[ X ]    Filed by the registrant
[   ]    Filed by a party other than the registrant

Check the appropriate box:

[   ]    Preliminary proxy statement
[ X ]    Definitive proxy statement
[ X ]    Definitive additional materials
[   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           Chester Valley Bancorp Inc.
             ------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                           Chester Valley Bancorp Inc.
             ------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

               Payment of filing fee (Check the appropriate box):


[   ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[   ]    $500 per each party to  the controversy pursuant  to Exchange  Act Rule
         14-a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14-a-6(i)(4)
         and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4) Proposed maximum aggregate value of transaction:


[   ]    Check box if any part of the fee  is offset  as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                      (1)    Amount previously paid:

                      (2)    Form, schedule or registration statement no.:

                      (3)    Filing Party:

                      (4)    Date filed:

September 25, 1998



Dear Shareholders:

It is our pleasure to bring you Chester Valley's Annual Report for the fiscal year ended June 30, 1998 - this was the most successful year in the history of our Company. We urge you to read the report in order that you will understand why it was such an outstanding year.

This year the Annual Report recognizes my 50 year career with the same financial institution. For me personally, it has been 50 years which were challenging, exciting and very rewarding. The growth of the institution has exceeded all my early dreams. I am very proud to have been associated with the many past and present employees who have contributed to our growth and success with emphasis on personal service.

Accompanying the Annual Report is your 1998 Proxy Statement, which will provide the details of two items to be voted upon at our Annual Meeting: the election of four of our Directors and the appointment of our independent auditors for fiscal 1999. Our Board of Directors recommends that you vote for each of these items. Please remember that all votes are very important, regardless of how many shares of stock you own; we ask that you complete, sign, and return your proxy card(s) as soon as possible so your vote can be counted.

You are invited and encouraged to attend our Annual Meeting of Shareholders, which will be held at 10 AM on Thursday, October 22, 1998, at the Chester Valley Country Club, 430 Swedesford Road in Malvern, Pennsylvania. Presentations will be made, you will have the opportunity to meet the directors and officers of Chester Valley, and refreshments will be served.

Our Chief Financial Officer, Christine N. Dullinger, will be glad to answer your questions concerning your proxy statement and the voting process. Once again, please be sure to vote and return your card(s) just as soon as possible.

Thank you for investing in Chester Valley Bancorp, and we look forward to seeing you on October 22nd.


Very truly yours,

/s/Ellen Ann Roberts
--------------------
Ellen Ann Roberts,
Chairman and Chief Executive Officer



Enclosures

                           CHESTER VALLEY BANCORP INC.
                            100 East Lancaster Avenue
                         Downingtown, Pennsylvania 19335
                                 (610) 269-9700

                            NOTICE OF ANNUAL MEETING
                         To Be Held on October 22, 1998

TO THE SHAREHOLDERS OF CHESTER VALLEY BANCORP INC:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chester Valley Bancorp Inc. (the "Company") will be held on Thursday, October 22, 1998, at 10:00 AM Eastern Time, at the Chester Valley Golf and Country Club, 430 Swedesford Road in Malvern, Pennsylvania, for the following purposes:

         (1) To elect four directors for a term of three years or until their successors have been elected and qualified;

         (2) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1999; and

         (3) To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on August 28, 1998, are entitled to notice of and to vote at the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE ACCOMPANYING THIS NOTICE. NO POSTAGE NEED BE AFFIXED TO THE RETURN ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                  James E. McErlane, Secretary
Downingtown, Pennsylvania
September 25, 1998

                           CHESTER VALLEY BANCORP INC.
                            100 East Lancaster Avenue
                         Downingtown, Pennsylvania 19335

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 22, 1998


         This Proxy Statement is furnished to the holders of common stock of Chester Valley Bancorp Inc. (the "Company"), a holding company which owns all of the outstanding shares of stock of First Financial Savings Association ("First Financial") and Philadelphia Corporation for Investment Services ("PCIS"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held on October 22, 1998, at 10:00 AM Eastern Time at the Chester Valley Golf and Country Club, 430 Swedesford Road in Malvern, Pennsylvania, and at any adjournment thereof.

         This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about September 25, 1998.

Voting and Proxy Information

         Only holders of record of the Company's common stock, par value $1.00 per share, at the close of business on August 28, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 2,328,342 outstanding shares of common stock. Each outstanding share of the Company's common stock entitles the record holder thereof to one vote.

         Shareholders may vote at the Annual Meeting in person or by proxy. The proxy solicited hereby, if properly signed and returned to the Company before the Annual Meeting and not subsequently revoked, will be voted in accordance with the instructions specified therein. If no instructions otherwise are given, the proxy will be voted FOR the nominees for director listed below, and FOR the ratification of the appointment of the Company's independent auditors.

         Any additional business that may properly come before the Annual Meeting will be voted upon by the proxies in accordance with their best judgment. Management of the Company is not aware of any additional matters that may come before the meeting.

         A shareholder who has submitted a proxy may revoke it at any time before it is exercised by providing written notice of its revocation to the Secretary of the Company.

         The Company's Bylaws provide that a quorum at an annual meeting consists of shareholders representing, either in person or by proxy, a majority of the votes that all shareholders are entitled to cast on the matters to come before the meeting, and that a majority of the votes cast by all shareholders present in person or by proxy and entitled to vote will decide any question brought before the meeting unless otherwise provided by statute or the Company's Bylaws or Articles of Incorporation.

         The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. The affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to approve the ratification of the appointment of the Company's independent auditors.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of voting with respect to the proposals.

Solicitation of Proxies

         The expenses of the solicitation of proxies will be borne by the Company. Certain officers, directors and employees of the Company may solicit proxies personally, by mail, telephone, telegraph, or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Company's common stock held by them.

Certain Beneficial Owners and Security Ownership of Management

         Set forth below is certain information as of August 1, 1998, concerning the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock of the Company, each nominee for election as director, each other member of the Company's Board of Directors, the Chief Executive Officer and the other most highly compensated executive officer, and all directors and executive officers as a group.


    Name and Address of               Number of Shares             Percent of
    Beneficial Owner                  Beneficially Owned (1)    Common Stock (2)
    ----------------                  ----------------------    ----------------

    Anthony J. Biondi                         26,838                 1% (3)(6)

    Edward T. Borer                           11,711                  *

    Robert J. Bradbury                       113,388                 5% (3)
    Suite 1140
    1617 John F. Kennedy Boulevard
    Philadelphia PA  19103


    John J. Cunningham, III                    9,654                 * (3)

    Gerard F. Griesser                        15,904                 * (3)(5)

    James E. McErlane                        162,241                7% (3)(4)
    24 E. Market Street
    West Chester PA  19381

    Name and Address of               Number of Shares             Percent of
    Beneficial Owner                  Beneficially Owned (1)    Common Stock (2)
    ----------------                  ----------------------    ----------------

Richard L. Radcliff                           19,886                *  (3)(5)

Ellen Ann Roberts                             72,005                3% (6)

Emory S. Todd, Jr.                            13,015                 * (3)

William M. Wright                             16,724                 * (3)

Chester Valley Bancorp Inc.                  245,123               11% (7)
Employee Stock Ownership Plan
(the "ESOP")
100 E. Lancaster Avenue
Downingtown PA  19335

Directors and Executive Officers as a Group  479,038               21% (8)
(12 persons)
--------------

(1) Pursuant to rules promulgated under the Securities Exchange Act of 1934 (The "Exchange Act"), an individual is considered to beneficially own any shares of common stock if he or she has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose of, or to direct the disposition of, the shares. Except as otherwise indicated, the individuals named exercise sole voting and investment power over the indicated shares.

(2) The percentages were calculated based upon the shares of common stock outstanding on August 1, 1998, which equaled 2,328,178.

(3) Includes shares purchasable under stock options that are exercisable or will become exercisable within 60 days of August 1, 1998, to purchase shares of common stock as follows: Mr. Biondi - 1,520 shares; Mr. Bradbury - 4,520 shares; Mr. Cunningham - 3,000 shares; Mr. Griesser - 4,520 shares; Mr. McErlane - 4,520 shares; Mr. Radcliff - 4,520 shares; Mr. Todd - 3,000 shares; and Mr. Wright - 4,520 shares.

(4) Includes 59,516 shares held in a trust of which Mr. McErlane is a co-trustee. Mr. McErlane has shared voting and investment power over the shares held in the trust.

(5) Includes shares registered as follows: Mr. Radcliff's spouse - 2,136 and Mr. Griesser's spouse - 110.

(6) Includes 13,968 shares of common stock held in Ms. Roberts' ESOP account and 9,723 shares held in Mr. Biondi's ESOP account.

(7) As of August 1, 1998, the ESOP held 245,123 shares of the Company's common stock, of which 193,401 shares were allocated to participants' accounts. Under the terms of the Plan and the trust agreement for the ESOP, the trustee of the ESOP, First Union National Bank, has voting power over shares that have not been allocated to participants' accounts, or 51,722 shares as of August 1, 1998, and the trustee has the authority to dispose of allocated and unallocated shares only pursuant to the directions of participants with respect to a response to a tender or exchange offer. Shares which are allocated to participants' accounts are voted by the trustee in accordance with instructions from the participants. The trustee is empowered to vote any unallocated shares, as well as any shares for which instructions from participants are not received in a timely manner, at its sole discretion. The ESOP Committee which administers the Plan is composed of three individuals appointed by the Company's Board of Directors and has dispositive power with respect to all shares, except with respect to a response to a tender or exchange offer. Ellen Ann Roberts, a Director and Chairman and Chief Executive Officer of the Company; Richard L. Radcliff, a Director of the Company; and William M. Wright, a Director of the Company, serve as members of the ESOP Committee. The individual members of the ESOP Committee disclaim beneficial ownership of the shares held by the ESOP, except that Ms. Roberts does not disclaim beneficial ownership of those shares which are allocated to her account as a participant in the ESOP.

 (8) Includes 34,353 shares of common stock purchasable pursuant to stock options that are presently exercisable, and 34,237 shares allocated to executive officers' accounts in the ESOP. Excludes all other shares in the ESOP with respect to which three directors, in their capacity as Plan Administrators, have dispositive power and do not have voting power.

* Indicates beneficial ownership of less than 1% of the issued and outstanding common stock.

                      ELECTION OF DIRECTORS OF THE COMPANY

                                 (Proxy Item 1)

Election of Directors; Continuing Directors

         The Company's Bylaws provide that the Board of Directors shall consist of not less than three directors, with the exact number of directors at any time to be determined by the Board. The Board of Directors has fixed the number of directors at ten.

         The Company's Bylaws and charter also provide for the division of the Board of Directors into three classes as nearly equal in number as possible, with members of each class having a term of office of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term. The term of four of the present directors will expire at the 1998 Annual Meeting. At this Annual Meeting, four directors will be elected for a three-year term expiring in the year 2001 or until their successors are elected and have qualified.

         Unless contrary instructions are given, the shares represented by proxies solicited hereby will be voted for the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

         Each of the nominees named below has consented to being named as a nominee and has agreed to serve, if elected. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors has no reason to believe that any nominee listed below will be unable to serve as a director.

         Set forth below is certain information as of August 1, 1998, concerning each nominee for election as director and each other continuing member of the Company's Board of Directors. No nominee or director of the Company is related to any other director or executive officer of the Company.

                              NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2001


                             Position with the Company and Principal Occupation
Name and Age                 During the Past Five 5 Years                                   Year Elected(1)
------------                 ----------------------------                                   ---------------
Anthony J. Biondi            Director; President of the Company and First Financial              1995
(Age 44)                     since 1996; elected Treasurer in 1986 and Secretary in
                             1987; served in various management positions since
                             joining First Financial in 1981

John J. Cunningham, III      Director; Attorney and Partner of Schnader Harrison                 1998
(Age 56)                     Segal & Lewis LLP, Philadelphia, Pennsylvania, since
                             1969

Ellen Ann Roberts            Director, Chairman and Chief Executive Officer ("CEO")              1958
(Age 72)                     of the Company and First Financial; served in various
                             management positions since joining First Financial in
                             1948,  including  CEO since  1958,  Executive  Vice
                             President from 1973 to February 1987, and President
                             from 1987 to 1996

William M. Wright            Director; General Manager of Malcolm Wright Buick                   1980
(Age 58)                     Olds, Inc., in Coatesville, Pennsylvania, since 1961


                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                      THE NOMINEES BE ELECTED AS DIRECTORS

                                             OTHER DIRECTORS


                             Position with the Company and Principal Occupation
Name and Age                 During the Past Five Years                               Term (1)
------------                 --------------------------                               --------
Edward T. Borer              Director; Chairman of Philadelphia Corporation for       1998 - 2000
(Age 59)                     Investment  Services  since  1995,  President
                             and CEO 1989-1995; Chairman and Director of
                             EnergyNorth, Inc. (exempt public utility holding
                             company) since 1982

Robert J. Bradbury           Director; Executive Vice President of Dolphin &          1992 - 2000
(Age 51)                     Bradbury (investment bankers), Philadelphia,
                             Pennsylvania, from 1986 to 1994, and Co-Chairman since
                             1995

Gerard F. Griesser           Director; President of Trident Financial Group, Inc.     1988 - 1999
(Age 49)                     (mortgage bankers), Devon, Pennsylvania, since before
                             1987

James E. McErlane            Director and Secretary; Attorney and Principal of        1991 - 2000
(Age 55)                     Lamb, Windle & McErlane, P.C., West Chester,
                             Pennsylvania, since 1971

Richard L. Radcliff          Director; Retired as President and co-owner of           1975 - 1999
(Age 67)                     Radcliff & Sipe (architects), West Chester,
                             Pennsylvania

Emory S. Todd, Jr.           Director; self-employed as a Certified Public            1987 - 1999
(Age 57)                     Accountant in Chester Springs, Pennsylvania, since
                             before 1987

---------------
(1) Includes service as a director of First Financial prior to the formation of the Company as a savings and loan holding company in 1990.

Shareholder Nominations

         The Company's Bylaws provide procedures which shareholders must follow in order to make nominations for election to the Company's Board of Directors. Under these provisions, shareholders may make nominations for election to the Board of Directors by submitting such nominations in writing to the Secretary of the Company at least 30 days prior to the date of an annual meeting, together with information about the person(s) proposed to be nominated that is required to be disclosed in a proxy statement for solicitation of proxies with respect to nominees for election as directors pursuant to regulations under the Exchange Act. Only those persons nominated by the Board of Directors and by shareholders as described above shall be voted upon at the Annual Meeting, unless the Board fails to make its nominations at least 30 days before the Annual Meeting, in which case nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote at such meeting.

Meetings and Fee Arrangements of the Board of Directors and Committees

         The Board of Directors of the Company and First Financial meet regularly once each month and may have additional special meetings. Directors of First Financial, with the exception of those who are full-time employees of First Financial, receive a quarterly fee of $1,800. Directors do not receive a fee for service on the Company's board or attendance at the Company's board meetings. During the fiscal year ended June 30, 1998, the Boards of Directors of both the Company and First Financial met 12 times.

         In addition to receiving fees described above, directors (including non-employee directors) also were eligible to receive options under the Company's Stock Option Plans (the "Stock Option Plans"). In the fiscal year ended June 30, 1998, however, no options were granted to them.

         The Board of Directors of the Company has an Audit Committee with members receiving a fee of $100 per Audit Committee meeting attended. The Audit Committee reviews the records and affairs of the Company and its subsidiaries to determine their financial condition and monitor their adherence in accounting and financial reporting matters to generally accepted accounting principles. The Committee also reviews the system of internal controls with management and separately with the independent auditors. The Audit Committee is composed of Messrs. Todd (Chairman), Wright, and Griesser. The Audit Committee met one time during the fiscal year ended June 30, 1998.

         The Boards of the Company and First Financial have Executive Committees which are authorized to exercise the powers of the Boards of Directors between regular meetings of the Boards. Both Executive Committees are composed of Ms. Roberts (Chairman) and Messrs. Biondi, Bradbury, and McErlane. Executive Committee members, with the exception of Ms. Roberts and Mr. Biondi, receive $100 for each Executive Committee meeting attended. The Executive Committee did not meet during fiscal 1998.

         First Financial's Board of Directors has a Personnel Committee which reviews and approves recommendations for salary increases consistent with First Financial's compensation plans. The Committee is composed of Messrs. Wright (Chairman), Biondi, Griesser, McErlane, and Ms. Roberts. Personnel Committee members, with the exception of Ms. Roberts and Mr. Biondi, receive $100 per meeting attended. The Personnel Committee met one time during fiscal year 1998.

         In fiscal 1998 each director of the Company attended at least 75% of the aggregate of the number of meetings of the Company's Board and the number of meetings held by committees of the Company's Board on which he or she served.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership, in a timely fashion, with the Securities and Exchange Commission. The Company believes that, during fiscal 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely met.

Executive Officers Who are Not Directors

         The following information is provided with respect to executive officers of the Company who do not serve on its Board of Directors (i.e., executive officers in addition to Ms. Roberts and Mr. Biondi). There are no arrangements or understanding between the Company and any person pursuant to which any such officers were selected. No executive officer is related to any other executive officer or director of the Company.

         Colin N. Maropis (age 46) - Executive Vice President of the Company and First Financial

                  Mr. Maropis joined First Financial in 1977. He served in various capacities until 1983, at which time he was elected as Assistant Vice President of Lending. In September 1986 he was appointed Vice President of Lending, a position he held until his appointment to Senior Vice President in May 1989. Mr. Maropis was appointed Executive Vice President in November 1997.

         Christine N. Dullinger (age 32) - Chief Financial Officer and Treasurer of the Company and First Financial

                  Mrs. Dullinger joined First Financial in 1993 as the Bank's Financial Officer. She was elected Treasurer in 1994 and Chief Financial Officer in October 1996. Mrs. Dullinger is a
                  Certified Public Accountant and, prior to joining First Financial, she served as a Manager of Accounting and Auditing Services at KPMG Peat Marwick LLP.

Compensation of Executive Officers

         The following table sets forth the cash compensation paid or accrued by the Company as well as certain other compensation paid or accrued, during each of the last three fiscal years, to the Chief Executive Officer ("CEO") and each other executive officer whose salary and bonus exceeded $100,000 during any such fiscal year.

                                                        Annual Compensation

      Name and Principal Position         Year       Salary(1)          Bonus       All Other Compensation(2)
      ---------------------------         ----       ---------          -----       -------------------------
      Ellen Ann Roberts                   1998       $143,000          $12,870              $93,478
      Chairman and CEO                    1997       $133,000          $10,640              $28,044
                                          1996       $128,000          $ 3,080              $30,187

      Anthony J. Biondi                   1998       $110,000          $9,900               $69,723
      President and COO                   1997       $100,000          $8,000               $19,288
                                          1996       $  85,000         $2,046               $19,643

         (1) The CEO and President are also salaried officers of First Financial and received all of their salaries and bonuses in fiscal 1998 from First Financial. The Company has no employees.

         (2) This represents the value of the common stock allocated to the accounts of the CEO and President in the ESOP during such fiscal year, valued as of the date of such allocation, and the amount of net income of the Employee Stock Ownership Trust (which holds the assets of the ESOP) credited to the CEO's and President's ESOP accounts during the fiscal year.

         No options were granted to Miss Roberts or Mr. Biondi in fiscal 1998 under the Stock Option Plan. The following table summarizes the stock option exercises during the fiscal year and the value of options held at fiscal year-end of the two (2) named executive officers:

                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  Number of Securities
                                                                Underlying Unexercised     Value of Unexercised In-The-Money
                                                                Options/SARs at Fiscal              Options/SARs at
                                                                      Year-End (#)                Fiscal Year-End ($)(2)
                                                             ------------ ---------------- ------------- ---------------------
                      Shares Acquired       Value
        Name          on Exercise (#)     Realized ($)(1)    Exercisable   Unexercisable   Exercisable      Unexercisable
        ----          ---------------     ---------------     -----------   -------------   -----------      -------------
Ellen Ann Roberts            0                0                    0             0                0                 0

Anthony J. Biondi            0                0                1,140           380          $21,250            $7,083

-----------------
(1) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the NASDAQ National Market System on the date of exercise. No options were exercised by the named executive officers in fiscal 1998.

(2) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the NASDAQ National Market System on June 30, 1998, minus the exercise price.

Pension Plan

         The Company does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all salaried employees of the Bank who have been employed by the Bank for one year and have attained 21 years of age. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average annual salary during the highest five consecutive years multiplied by their years of accredited service.

          The following table shows the estimated annual retirement benefit payable pursuant to the Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years before retirement, to persons having the average salary levels and years of service specified in the table.

         The Bank annually makes such contributions as are actuarily necessary to provide the retirement benefits established under such plan. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of their life.

                                                   Amount of Annual Retirement Benefit
                                                      With Credited Service Of: (1)
                    ------------------------------------------------------------------------------------------------
          Average
          Annual
         Earnings            10 Years            20 Years             30 Years           40 Years          50 Years
        ---------           ---------           ---------             --------          ---------          --------
        $  25,000           $   3,750           $   7,500             $ 11,250          $  15,000          $ 18,750
           50,000               7,500              15,000               22,500             30,000            37,500
           75,000              11,250              22,500               33,750             45,000            56,250
          100,000              15,000              30,000               45,000             60,000            75,000
          125,000              18,750              37,500               56,250             75,000            93,750
          150,000              22,500              45,000               67,500             90,000           112,500
          175,000              22,500              45,000               67,500             90,000           112,500
          200,000              22,500              45,000               67,500             90,000           112,500

(1) Ms. Roberts and Mr. Biondi have 49 years and 16 years, respectively, of credited service under the Plan. Earnings in excess of $150,000 are not considered in determining the pension benefit.

Employment Agreements

         The Company and First Financial have entered into employment agreements with Ellen Ann Roberts, their Chief Executive Officer, and Anthony J. Biondi, their President, having three-year terms. The terms of the CEO's and President's employment agreements are automatically extended for one year upon each anniversary of the commencement date of the agreements after review and approval by the Board of Directors, unless notice is given by either party at least 45 days prior to such anniversary date. The agreements provide for minimum annual base salaries which may be increased from time to time by agreement of the parties, presently of $158,000 and $125,000, respectively.

         Under the agreements, the CEO's and President's employment is terminable for any reason by the Company and First Financial, but any such termination without just cause, as defined, would entitle the CEO and President to receive certain severance benefits described below. Termination for "just cause" is defined in the agreements to mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect of the officer's duties under the agreements, persistent negligence or misconduct in the performance of such duties or a material breach of any of the terms of the agreements. The agreements provide for payment of death benefits, if the CEO or President should die with heirs during the term of the agreements, in an amount equal to one-half of the officer's total yearly compensation at the date of death. The agreements also contain provisions which provide the CEO and President with specified severance benefits in the event that employment is voluntarily terminated for good reason, as defined. The agreements do not contain any provision restricting the CEO's and President's right to compete against the Company or First Financial upon termination of employment.

         If the CEO's or President's employment is terminated by the Company and First Financial for other than just cause, or if the officer terminates employment for good reason consisting of (i) a failure by the Company and First Financial to comply with any material provisions of the agreements (unless cured within 10 days after notice of noncompliance has been given by the officer to the Company and First Financial) or (ii) any purported termination of the officer's employment which is effected by the Company and First Financial without proper notice specifying the basis for termination, then the employment agreements require the Company and First Financial to pay as severance to the officer an amount equal to the sum of the officer's annual base compensation at the time of termination plus the compensation the officer would have received during the remaining term of the agreements based upon his or her annual base compensation in effect prior to proper notice of termination having been given, such payment to be made over a two-year period. If the officer's employment was terminated by reason of these provisions on the date of this Proxy Statement, the CEO and President would be entitled to receive approximately $592,500 and $468,750. respectively, under the employment agreements. In addition, if the officer's employment is terminated for other than just cause or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs, or if the officer voluntarily terminates employment for good reason (as defined), the Company and First Financial shall maintain in effect for the continued benefit of the officer, for three years, all employee benefit plans and programs in which the officer was entitled to participate immediately prior to the date of termination, to the extent permissible under the general terms and provisions of such plans and programs.

         The employment agreements further provide for severance payments if the CEO or President voluntarily terminate employment for good reason consisting of
(a) the  occurrence of a change in control of the Company or First  Financial or
(b) after a change in control of the Company or First Financial, (1) the assignment to the officer of any duties inconsistent with the officer's positions, duties, responsibilities and status with the Company and First Financial immediately prior to the change in control, (2) a change in the officer's reporting responsibilities, titles or offices as in effect immediately prior to the change in control, or (3) any removal of the officer from, or any failure to re-elect the officer to, any such positions (unless in connection with a termination of the officer's employment for just cause, disability, death or retirement, or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs). In such case, the severance payment from the Company and First Financial to the CEO or President will consist of a severance payment of an amount equal to the product of (i) the average aggregate annual compensation paid to the officer and includable in the officer's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination. Such amount will be paid within five business days following the termination of employment. If the employment of the CEO and President were terminated by reason of these provisions on the date of this Proxy Statement, the CEO and President would be entitled to receive $385,978 and $266,000, respectively, under the employment agreements. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which exceed the base compensation (the individual's compensation from the employer) of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control and the aggregate present value of payments in the nature of compensation equals or exceeds three times the base compensation. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amount of such excess payments. The employment agreements provide that if the severance payment to the CEO or President constitutes a parachute payment in the opinion of counsel to the Company and First Financial in consultation with the Company's independent accountants, then payment shall be reduced to the largest amount that can be paid without constituting an excess parachute payment.

         The employment  agreements generally define "change in control" to mean
(i) a change in control as defined in the regulations of the Office of Thrift Supervision, (ii) an event that would be reported in response to Item 6(e) of
Schedule 14A of the Exchange Act, (iii) the acquisition by any person (other than the Company or any person who, at the beginning of the employment contract, was a director or officer of the Company or First Financial) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company or First Financial representing 25% or more of the combined voting power of the Company's or First Financial's then outstanding securities, (iv) during any period of two consecutive years, there is a change in a majority of either the Board of Directors of the Company or First Financial for any reason unless the election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the period or
(v) the Company ceases to be a publicly-owned corporation. The change in control provision included in the employment agreement would increase the cost to a potential acquirer of the Company or First Financial and may therefore operate as an anti-takeover device.

         The Company also entered into an employment agreement with one other executive officer. This agreement essentially provides the same terms as those described above.

Report of the Personnel Committee

         The Personnel Committee of the Board of Directors of the Bank has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy.

         The Committee believes that the overall enhancement of the Company's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank.

         At the Bank, salary levels are based on an evaluation of the individuals performance and competitive pay practices. The salary levels are then reviewed and ratified by the Committee. The Committee reviews the evaluations of senior management and the performance of the Chairman and President. (The Chairman and President do not participate in deliberations of their own compensation.) While the Committee does not use strict numerical formulas to determine changes in the compensation of the Chairman and President and the other executive officers of the Bank and while it weighs a variety of different factors in its deliberations, it emphasizes earnings, profitability, capital position and income levels as factors in setting the compensation of the Bank's executive officers, in particular the Chairman and President. It also takes into account non-quantitative factors, including such factors as the level of responsibility and general management oversight. While the various quantitative factors approved by the Committee were considered in evaluating individual officer performance, such factors were not assigned a specific weight in evaluating the performance of the Chairman and President or the other executive officers.

         Periodically, independent compensation consultants are engaged to review the compensation and benefits programs of the Bank in relation to similar programs and practices of other companies who are direct competitors for employees' services, including executive talent. Salary levels for all employees are compared to peers who have similar job responsibilities in other companies. Results of the study, along with recommendations for any changes, are reported to the Personnel Committee.

         An important component of the Company's and the Bank's executive compensation package is an incentive compensation plan which provides for cash payments to executive officers based on the performance of the Bank in relation to a set of performance goals and targets. The institutional goals are recommended by management each year and approved by the Committee and the Board of Directors. All officers of the Bank are eligible to participate in the program. The incentive compensation of executives officers is more closely linked to Bank performance, while the incentive compensation of junior officers is more closely linked to personal performance.

              Personnel Committee

              William M. Wright, Chairman           Ellen Ann Roberts

              James E. McErlane                     Anthony J. Biondi

              Gerard F. Griesser

Compensation Committee Interlocks and Insider Participation

         The Personnel Committee of the Board of Directors of the Bank consists of Messrs. William M. Wright (Chairman), Anthony J. Biondi, Gerard F. Griesser, James E. McErlane, and Ms. Ellen Ann Roberts. Ms. Roberts and Mr. Biondi serve as the Chairman and President, respectively, of both the Company and the Bank and are full-time employees of the Bank. During the fiscal year ended June 30, 1998, none of these individuals had any transactions or relationships with the Company requiring specific disclosure under applicable rules of the Securities and Exchange Commission, and there were no "interlocking" or cross-board memberships that are required to be disclosed under the Commission's rules, except as follows:

               Mr. Griesser is a director and president of a mortgage banking firm from which the Bank purchased single-family residential mortgage loans during the last fiscal year. Purchases of loans from the mortgage banking firm during fiscal 1998 amounted to $7.28 million, with fees of $93,314 having been paid to the firm. The Bank intends to continue to make such purchases during the current fiscal year.

               Mr. McErlane is a principal in a law firm which the Company and the Bank retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year.

         For a general description of credit transactions and relationships which directors and executive officers of the Company and their associates may have had with the Bank during fiscal 1998, see "Certain Transactions of Management and Others with the Company and Subsidiaries."

Performance Graph

         The following graph presents the five year cumulative total return on Chester Valley Bancorp's common stock, compared to the S&P 500 Index and the SNL $250M-$500M Thrift Index for the five year period ended June 30, 1998. The comparison assumes that $100 was invested in the Company's common stock and each of the foregoing indices and that all dividends have been reinvested. The stock price performance for the Company's common stock is not necessarily indicative of future performance.







                 [GRAPHIC GRAPH PLOTTED TO POINTS LISTED BELOW]









                                                        Period Ending
                               --------------------------------------------------------------
Index                          6/30/93   6/30/94    6/30/95     6/30/96    6/30/97    6/30/98
---------------------------------------------------------------------------------------------
Chester Valley Bancorp Inc.     100.00    163.57     165.97      168.56     251.08     420.74
S&P  500                        100.00    101.41     127.84      161.07     216.80     282.21
SNL $250M-$500M Thrift Index    100.00    140.21     161.96      193.72     276.25     387.14

Certain Transactions of Management and Others with the Company and Subsidiaries

         Robert J. Bradbury, a director of the Company, is an executive officer, director and principal of an investment banking firm from which the Company purchased and sold investment securities during the last fiscal year. The Company intends to continue the business relationship during the current fiscal year. The purchases of investment securities from the investment banking firm amounted to $321.78 million and the sales amounted to $272.34 million during fiscal year 1998. These securities were purchased and sold at market rates and on terms no more favorable to the investment banking firm than those obtainable on an arm's-length basis. During the year ended December 31, 1997, the amount of income earned by the investment banking firm related to the investment activity with the Company did not exceed 5% of that firm's gross revenues for such fiscal year.

         John J. Cunningham, III, a director of the Company, is a partner in a law firm which the Company and First Financial have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 1997, the amount of legal fees paid to Mr. Cunningham's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

         Gerard F. Griesser, a director of the Company, is a director and the president of a mortgage banking firm from which First Financial purchased single-family residential mortgage loans during the last fiscal year, and First Financial intends to continue to make such purchases during the current fiscal year. During fiscal 1998 the purchases of loans from the mortgage banking firm amounted to $7.28 million, with fees of $93,314 paid to the firm. The loans were purchased at market rates and terms no more favorable to the mortgage banking firm than those obtainable on an arm's-length basis.

         James E. McErlane, a director of the Company, is a principal in a law firm which the Company and First Financial have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 1997, the amount of legal fees paid to Mr. McErlane's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

         Some current directors, nominees for director and executive officers of the Company and their associates were customers of and had transactions with or involving the Bank and/or PCIS in the ordinary course of business during the fiscal year ended June 30, 1998. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Company's current directors and nominees for director are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Bank or PCIS in the ordinary course of business during the last fiscal year.

         The outstanding loans and commitments to, and other financial transactions with, any current director, nominee for director or executive officer of the Company or to or with persons or business entities affiliated with any current director, nominee for director or executive officer of the Company were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features. It is expected that the Bank will continue to have similar transactions with such organizations in the future.

                       APPOINTMENT OF INDEPENDENT AUDITORS

                                 (Proxy Item 2)

         The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending June 30, 1999, subject to ratification of such appointment by shareholders. The submission of the appointment of KPMG Peat Marwick LLP for ratification by the shareholders is not required by law or by the Company's Bylaws. The Board of Directors is nevertheless submitting this appointment to shareholders to ascertain their views. If shareholders do not ratify the appointment, the selection of other independent public accountants will be reconsidered by the Board of Directors. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

         The Board of Directors unanimously recommends that you vote FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         Any shareholder proposal for consideration at the Annual Meeting of shareholders of the Company to be held in 1999 must be received by the Company at its principal offices not later than May 23, 1999, in order for it to be considered for inclusion in the Company's proxy materials relating to its 1999 Annual Meeting of shareholders. If such proposal is in compliance with all the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.


         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1998, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MS. PATRICIA A. FERRETTI, SHAREHOLDER RELATIONS ADMINISTRATOR, CHESTER VALLEY BANCORP INC., 100 EAST LANCASTER AVENUE, DOWNINGTOWN, PENNSYLVANIA 19335.


                                  OTHER MATTERS

         Management knows of no business other than as described above that is planned to be brought before the Annual Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.


                                              BY ORDER OF THE BOARD OF DIRECTORS







                                              JAMES E. McERLANE, SECRETARY


Downingtown, Pennsylvania
September 25, 1998

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                           CHESTER VALLEY BANCORP INC.

                                October 22, 1998


                 Please Detach and Mail in the Envelope Provided

[ X ]    Please mark your
         votes as in this
         example.


1.       ELECTION OF DIRECTORS


            [ ] FOR all nominees listed at right


            [ ] WITHHOLD AUTHORITY to vote for all nominees listed at right


         Withhold authority to vote for the following only.
         (Print name of nominee(s) in the space provided below)



            Nominees:         Anthony J. Biondi
                              John J. Cunningham III
                              Ellen Ann Roberts
                              William M. Wright



                Directors recommend a vote FOR all such nominees.



2.       Ratification of appointment of KPMG Peat Marwick LLP.
         Directors recommend a vote FOR this proposal.

                [   ] FOR         [   ] AGAINST            [   ] ABSTAIN


This proxy will be voted (1) as directed hereon or, if no direction is given, for the nominees for Directors listed in item 1 and for item 2, and (2) as said proxies deem advisable on such other matters as may properly come before the meeting.

PLEASE VOTE, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



            SIGNATURE_______________________________ DATE___________

            SIGNATURE_______________________________ DATE____________

NOTE: Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or Vice President. If a partnership, please sign in partnership name by authorized person.

                                 REVOCABLE PROXY
                           CHESTER VALLEY BANCORP INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF CHESTER VALLEY BANCORP INC. FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON OCTOBER 22, 1998

      The undersigned, hereby revoking any proxy previously given, hereby appoints Colin N. Maropis and Christine N. Dullinger, and each of them individually, as attorneys and proxies, with full power of substitution for each of them, to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Chester Valley Bancorp Inc. (the "Company") to be held on Thursday, October 22, 1998, at 10:00 A.M. at the Chester Valley Country Club, Malvern, Pennsylvania, and any adjournments thereof, and to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present in the manner indicated herein and in accordance with the judgment of said proxies on any other business which may come before the Annual Meeting, all as set forth in the Notice of Annual Meeting and accompanying proxy statement, receipt of which the undersigned hereby acknowledges. This proxy may be revoked at any time prior to its exercise.


          (Continued and to be voted, signed and dated on reverse side)